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              COOPERATIVE BANKSHARES REPORTS 17.5% INCREASE IN 2005


For Immediate Release: January 27, 2006

         Wilmington, NC--Cooperative Bankshares, Inc. (NASDAQ: "COOP") (the
"Company") reported net income for the twelve months ended December 31, 2005, of $5.50 million or $1.26 per diluted share, a 17.5% increase in net income compared to last year. Net income for the twelve months ended December 31, 2004 was $4.68 million or $1.07 per diluted share. Net income for the quarter ended
December 31, 2005, was $1.46 million or $0.33 per diluted share, an increase of $104,000 or 7.7% over the same quarter last year. Net income for the quarter ended December 31, 2004 was $1.35 million or $0.31 per diluted share. The increase in net income for both the December 2005 quarter and 2005 was mainly due to a rise in net interest income caused primarily by an increase in loans.
Loans increased 41.9% from December 31, 2004 to December 31, 2005. The majority of the loan growth occurred in construction and land development loans which grew $65.0 million (101.7%), commercial real estate loans which grew $40.1 million (36.9%) and one-to-four family residential loans which grew $68.9 million (30.3%) during this period. Loan growth is primarily attributable to continued strength in the economy of the markets in which the Company conducts its business and a continued emphasis on increased loan production. Per share data for 2004 has been adjusted to reflect the 3-for-2 stock split in the form of a 50% stock dividend. The shares were issued February 24, 2005.

         The increase in net income for both the December 2005 quarter and the year 2005 included a $428,000 gain realized on the sale of an unoccupied former branch office. Net income for the quarter and the year ended December 31, 2005 also reflected additional provisions for loan losses charged to operations of $710,000 and $1.52 million respectively, as compared to the provisions for loan losses for the same periods last year. The increase in the provision for loan losses was caused by the overall increase in the loan portfolio, hurricane related collateral impairment and the Company's increased emphasis on commercial loans. Net income for the quarter and the year ended December 2005 was also reduced by $285,000 and $597,000 respectively due to an increase in the provision for income taxes. As previously reported, the provision for income taxes was increased as a result of an announcement by the state taxing authority with respect to its proposed treatment regarding certain dividends received from entities such as the real estate investment trust controlled by the Company.
While the Company is currently undergoing a state tax audit, it believes that, as of December 31, 2005, it has accrued for the possible effect of the State's announced tax position other than interest that may accrue after December 31, 2005.

         Total assets increased 35.7%, primarily as a result of continued loan growth, since December 31, 2004 and at December 31, 2005 were $746.3 million;
stockholders' equity was $51.1 million and represented 6.85% of assets.

         Cooperative Bankshares, Inc. is the parent company of Cooperative Bank.
Chartered in 1898, Cooperative Bank provides a full range of financial services through 21 offices in Eastern North Carolina. The Bank's subsidiary, Lumina
Mortgage, Inc., is a mortgage banking firm, originating and selling residential mortgage loans through three offices in North Carolina, and offices in North
Myrtle Beach, South Carolina, and Virginia Beach, Virginia.

Statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation
Reform Act of 1995. Such forward-looking statements, which contain the words
"expects", "intends" and words of similar import, are subject to numerous risks and uncertainties disclosed from time to time in documents the company files with the Securities and Exchange Commission, which could cause actual results to differ materially from the results currently anticipated. Undue reliance should not be placed on such forward-looking statements.

SEC Form 8-K has been filed containing additional financial information.

For Additional Information
--------------------------
Frederick Willetts, III, President
Todd L. Sammons, CPA, Senior Vice President/ CFO
Linda B. Garland, Vice President/ Secretary
910-343-0181

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


             COOPERATIVE BANKSHARES, INC.
                   201 MARKET ST.                                            UNAUDITED SELECTED FINANCIAL DATA
               WILMINGTON, NC 28401                                                 NASDAQ SYMBOL: COOP

------------------------------------------------------------------------------------------------------------------------------------
BALANCES AS OF:                                            12/31/05        09/30/05        06/30/05        03/31/05        12/31/04
====================================================================================================================================
ASSETS                                                $ 746,266,040   $ 715,581,019   $ 667,080,438   $ 596,336,244   $ 550,107,444
STOCKHOLDERS'  EQUITY                                    51,095,958      49,929,424      48,965,978      47,479,803      46,909,701
DEPOSITS                                                564,989,604     542,009,276     512,096,853     441,985,339     414,757,904
BOOK VALUE (4,305,316 SHARES AS OF 12/31/05)                  11.87           11.60           11.39           11.06           10.93

NON-PERFORMING ASSETS:
  ACCRUING LOANS 90 DAYS PAST DUE                             8,707         315,865         566,318         321,203         111,792
  NON-ACCRUAL LOANS                                          23,111           3,060           2,900           2,581          95,209
  FORECLOSED REO                                             26,291          26,291          16,003          16,003               -
                                                      ------------------------------------------------------------------------------
    TOTAL NON-PERFORMING ASSETS                       $      58,109   $     345,216   $     585,221   $     339,787    $    207,001
                                                      ==============================================================================

====================================================================================================================================
FOR THE QUARTER ENDED:                                     12/31/05        09/30/05        06/30/05        03/31/05        12/31/04
====================================================================================================================================
NET INTEREST MARGIN                                            3.69%           3.69%           3.69%           3.76%           3.76%
  (NET INTEREST INCOME/AVERAGE INTEREST-EARNING ASSETS)

EARNING ASSETS/LIABILITIES                                    111.5%          111.8%          111.7%          112.2%          112.0%

STOCKHOLDERS' EQUITY/ASSETS                                    6.85%           6.98%           7.34%           7.96%           8.53%

====================================================================================================================================

NET INCOME                                            $   1,457,118    $  1,505,870   $   1,390,913   $   1,147,636    $  1,352,693
                                                      ==============================================================================

NET INCOME  PER DILUTED SHARE                         $        0.33    $       0.34   $        0.32   $        0.26    $       0.31
                                                      ==============================================================================
DILUTED WEIGHTED AVERAGE
  NUMBER OF SHARES                                        4,386,369       4,379,214       4,373,929       4,372,202       4,369,425
                                                      ==============================================================================
ALLOWANCE FOR LOAN LOSSES
    PROVISION                                         $     935,000    $    575,000   $     650,000   $     325,000    $    225,000
    CHARGE OFFS                                              18,723          18,327          22,029          25,032          27,843
    RECOVERIES                                                2,856              95           1,544           4,627             103
                                                      ------------------------------------------------------------------------------
    BALANCE                                           $   6,763,238    $  5,844,105   $   5,287,337   $   4,657,822    $  4,353,227
                                                      ==============================================================================

Note: 2004 per share information is computed based on the weighted average number of dilutive shares outstanding, after giving the retroactive effect for the 3-for-2 stock split in the form of a 50% stock dividend declared on January 19, 2005 and paid on February 24, 2005.